UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

Symmetry Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

28 West 44th Street, 16th Floor
New York, NY 10036
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  646-429-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

Pursuant to Regulation FD, Symmetry Holdings Inc. (“Symmetry”) is furnishing the following information relating to its pending acquisition of Novamerican Steel Inc. (“Novamerican”).  For purposes of the information in this Report,  “we,” “us,” “our” and the “Company” refer collectively to Novamerican and its subsidiaries before the consummation of the pending acquisition and to Symmetry and its subsidiaries after the consummation of the pending acquisition, as the context requires.

The information in this Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Our business strategy

Our business strategy with respect to the Novamerican business consists of the following:

•      Implementing the core tenets of The Decalogue™.  We intend to maximize the throughput of the company (i.e., the speed at which it generates cash through sales) by implementing our precise and consistent operating methodology, The Decalogue™. The Decalogue™ proposes “the company as a system” or a group of interdependent components working together to maximize economic value creation, measured as units of cash generated per hour. Cash flow is maximized by speeding the pace at which the system generates cash by focusing on the system’s physical constraint—the element in the system that determines the speed with which the system generates cash—and managing and synchronizing the operations according to the constraint. With this methodology, we believe we will better integrate operational processes and distribution and synchronize the procurement and production processes. We believe the implementation of this methodology will result in:

1)             Inventory control.  Through the coordination of our replenishment system and the synchronization of production with sales, we intend to reduce on-hand inventory by up to 30%, or approximately $50 million, by the end of 2008.

2)             Lower fixed operating expenses.  We intend to seek opportunities for operational improvement by better managing our operating system, its cycle times and operating expenses. We expect annual cost savings of approximately $15 million by the end of 2008 through (1) coordinating and further reducing logistics/freight, (2) centralizing the procurement of raw materials and (3) eliminating redundancies in certain administrative functions. We intend to redeploy approximately $5 million of these savings into our marketing, sales, corporate finance and human resource processes. As a result, we anticipate annual net cost savings of approximately $10 million. We do not expect the expenditure necessary to achieve these savings to be material.

•      Market development and diversification.  We have processed and distributed an average total of 1.7 million tons per annum from 2001 to 2006 and believe we have processing and distribution capacity of 2.4 million tons per annum. We intend to accelerate our growth by identifying and pursuing additional market segments in which we can sell our production capacity. We have identified numerous end markets and we intend to incrementally exploit these market segments to fully utilize our existing capacity. For example, we intend to expand our sales end markets to transportation, non-residential construction, energy, aerospace and defense, railroad manufacturing and mining machinery. We have also identified additional opportunities in certain export market segments.

•      Selectively pursue acquisitions and joint ventures.  While remaining focused on existing internal opportunities for maximizing cash flow, we will evaluate opportunities to leverage our leadership position in the fragmented steel processing sector to drive consolidation and create incremental value. Over the last 28 years, Novamerican has successfully integrated a number of acquisitions and joint ventures. Select timely investments have contributed to our strong performance. We intend to continue to pursue joint ventures and selective acquisitions that are accretive to cash flow, extend our geographic presence and further diversify our customer base and business mix.

Unaudited pro forma condensed

consolidated financial statements

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 combines the historical consolidated balance sheet of Novamerican and its subsidiaries as of August 25, 2007, and the balance sheet of Symmetry as of September 30, 2007, under the purchase method of accounting, giving effect to the acquisition of Novamerican and its subsidiaries (the “Acquisition”) and related financing transactions (together with the Acquisition, the “Transactions”) as if they had occurred on September 30, 2007.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006, and the nine month periods ended September 30, 2006 and September 30, 2007, combine the historical consolidated statements of operations of Novamerican and its subsidiaries for the year ended November 26, 2006, and the nine month periods ended August 26, 2006 and August 25, 2007, respectively, and the statements of income for Symmetry for the periods from April 26, 2006 (inception) to December 31, 2006, and the nine month periods ended September 30, 2007 and the period from inception to September 30, 2006, respectively, in each case giving effect to the Transactions as if they had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated statement of operations for the twelve month period ended September 30, 2007 has been prepared by combining the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, and subtracting the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006, in each case determined as provided above.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to, among other things, the Acquisition of Novamerican and its subsidiaries, which will be accounted for as a purchase in accordance with SFAS 141, “Business Combinations.” Under purchase accounting, the total acquisition consideration will be allocated to Novamerican’s and its subsidiaries’ assets and liabilities based upon management’s preliminary estimates of fair value. The final allocation of the acquisition consideration will be based upon management’s consideration of a final valuation analysis prepared by an independent valuation firm. Any adjustments based on that final valuation may change the allocations of the acquisition consideration, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial statements. Any such changes may be material.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision once the Transactions have been completed. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot assure you that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted or the future financial position or operating results of the combined company.

Unaudited pro forma condensed

consolidated balance sheet

as of September 30, 2007

	Symmetry Sept. 30, 2007	Novamerican Aug. 25, 2007	Pro forma adjustments		Pro forma combined
Cash and cash equivalents	$2,524	$66,229	$(42,879	)(1)	$25,874
Cash and cash equivalents held in Trust Account	146,882	—	(146,882	)(2)	—
Trade accounts receivable, net	—	107,257	—		107,257
Income taxes receivable	—	621	—		621
Inventories	—	154,411	(19,411	)(3)	135,000
Prepaid expenses and other	3,290	3,614	(3,132	)(4)	3,772
Deferred income taxes	—	1,253	(1,253	)(6)	—
	152,696	333,385	(213,557)		272,524
Investment in a joint venture	—	1,881	—		1,881
Property, plant and equipment	31	112,635	40,155	(5)	152,821
Goodwill	—	12,994	123,128	(6)	136,122
Deferred financing fees	—	—	11,250	(7)	11,250
Other Intangibles	—	—	69,800	(6)	69,800
Deferred income taxes	—	3,841	(3,841	)(6)	—
Other assets	12	302	3,132	(8)	3,446
Total assets	$152,739	$465,038	$30,067		$647,844

New revolving credit facility	$—	$—	$68,113	(9)	$68,113
Trade accounts payable and accrued liabilities	2,464	81,174	—		83,638
Trade accounts payable to a company controlled by a director	—	1,204	—		1,204
Trade accounts payable to a joint venture	—	1,377	—		1,377
Advances due to related parties	—	27	—		27
Deferred underwriting fees	6,000	—	(6,000	)(10)	—
	8,464	83,782	62,113		154,359
Long-term debt	—	—	315,000	(11)	315,000
Deferred income taxes	—	16,747	31,376	(6)	48,123
Total liabilities	8,464	100,529	408,489		517,482
Common shares	23	38,904	(38,905	)(12)	22
Additional paid-in capital	142,342	—	(13,912	)(13)	128,430
Retained earnings	1,910	288,639	(288,639	)(14)	1,910
Accumulated other comprehensive income	—	36,966	(36,966	)(15)	—
Total stockholders’ equity	144,275	364,509	(378,422)		130,362
Total liabilities and stockholders’ equity	$152,739	$465,038	$30,067		$647,844

Notes to unaudited pro forma

condensed consolidated balance sheet

as of September 30, 2007

Note 1

Represents the transfer of 100% of cash and interest income from the Trust Account to operating cash upon consummation of the Acquisition, as if transfer occurred as of September 30, 2007, represents amounts to be borrowed under a new revolving credit facility on the closing date, reflects the payment of deferred underwriting fees from Symmetry’s initial public offering that are payable at the time of the Acquisition, reflects the investment in Novamerican, reflects a private placement of equity at the time of the Acquisition, reflects the direct transaction costs associated with the Acquisition, reflects the Novamerican asset sales at the date of the Acquisition, reflects the sale leaseback at the date of the Acquisition, and reflects satisfaction of the condition provided in the Arrangement Agreement in respect of the Acquisition that Novamerican have at least $80 million in cash on hand, a minimum of $11 million in cash from the proceeds of the sale leaseback and no less than $135 million of inventory at the date of the Acquisition (with any cash in excess of the required amounts being distributed to the former Novamerican stockholders in a special dividend).

Cash—from Trust Account	$146,882
Cash—from debt financing	342,950
Cash—paid for deferred underwriting fees	(6,000)
Cash—paid for Novamerican common stock	(585,200)
Cash—from private placement	15,000
Cash—paid for direct acquisition costs	(3,132)
Cash—from sale of aircraft and real property	15,147
Cash—from the sale leaseback of LaSalle facility	12,063
Cash—to reflect satisfaction of condition for minimum cash balance at closing	19,411
Total	$(42,879)

Note 2

Represents the transfer of 100% of cash and interest income from the Trust Account to operating cash upon consummation of the Acquisition, as if transfer occurred as of September 30, 2007.

Cash held in Trust Account	$(146,882)
Total	$(146,882)

Note 3

To reflect satisfaction of the condition provided in the Arrangement Agreement that Novamerican have at least $80 million in cash on hand and no less than $135 million of inventory at the date of the Acquisition.

Inventory	$(19,411)
Total	$(19,411)

Note 4

To reflect capitalized Acquisition costs of Symmetry.

Prepaid expenses and other	$(3,132)
Total	$(3,132)

Note 5

To reflect the preliminary write-up to fair value of the acquired property, plant and equipment (see Note 6) and to reflect the Novamerican asset sales at the date of the Acquisition, and to reflect the sale leaseback at the date of the Acquisition.

Property, plant and equipment	$62,934
Property, plant and equipment—aircraft and real property	(15,684)
Property, plant and equipment—LaSalle facility	(9,142)
Accumulated depreciation—aircraft and real property	859
Accumulated depreciation—LaSalle facility	1,188
Total	$40,155

Note 6

To eliminate Novamerican’s existing goodwill of $13.0 million and to reflect the application of the adjusted cash purchase price to the excess of fair value over the cost of the assets acquired.

The preliminary pro forma allocation of the purchase price, prepared as if the Transactions had occurred on September 30, 2007, is based on preliminary estimates of the fair value of the assets acquired and the liabilities assumed. These estimates are based on management’s judgment and estimates, which could be materially different from the final purchase price allocation and accounting based on final appraisals and procedures in accordance with

Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. A summary of the preliminary pro forma allocation of purchase price is as follows:

Merger consideration	$585,200
Direct acquisition costs	3,132
Cash from asset sales and sale leaseback	(27,210)
Total allocable purchase price	$561,122

Cash	$66,229
Accounts receivable, net	107,257
Inventories	154,411
Prepaid expenses and other	4,235
Property, plant and equipment	152,790
Goodwill	136,122
Other intangibles	69,800
Other assets	2,183
Accounts payable	(83,782)
Deferred income taxes	(48,123)
Net assets acquired	$561,122

Note 7

To reflect capitalized underwriting fees and financing fees as a result of the Transactions.

Deferred financing fees	$11,250
Total	$11,250

Note 8

To reflect capitalized Acquisition costs of Symmetry.

Other assets	$3,132
Total	$3,132

Note 9

Represents amounts borrowed under a new revolving credit facility to finance the Acquisition, as if borrowed as of September 30, 2007.

New revolving credit facility	$68,113
Total	$68,113

Note 10

To reflect the payment of deferred underwriting fees from Symmetry’s initial public offering that are payable at the time of the Acquisition.

Deferred underwriting fees	$(6,000)
Total	$(6,000)

Note 11

Represents additional long term debt financing, as if incurred as of September 30, 2007.

Long term debt	$315,000
Total	$315,000

Note 12

To record the private placement of equity at the time of the Acquisition, to reflect elimination of Novamerican’s historical equity upon consummation of the Acquisition and to reflect the conversion right payment and the incurrence of additional debt financing to finance such payment.

Common stock—private placement	$2
Common shares of Novamerican	(38,904)
Common stock—par value of conversion shares	(4)
Total	$(38,905)

Note 13

To record the private placement of equity at the time of the Acquisition, to reflect the conversion right payment and to reflect the initial public offering underwriter’s pro rata portion of the conversion right payment related to the deferred underwriting fees payable at the close of the Acquisition.

Additional paid-in capital—private placement	$14,998
Additional paid-in capital—conversion right payment	(30,145)
Additional paid-in-capital—underwriter’s pro rata portion of conversion	1,235
Total	$(13,912)

Note 14

To reflect elimination of Novamerican’s historical equity upon consummation of the Acquisition.

Retained earnings	$288,639
Total	$288,639

Note 15

To reflect elimination of Novamerican’s historical equity upon the Acquisition.

Accumulated other comprehensive income	$(36,966)
Total	$(36,966)

Unaudited pro forma condensed

consolidated statement of operations

for the twelve months ended September 30, 2007

	Symmetry Sept. 30, 2007	Novamerican Aug. 25, 2007	Pro forma adjustments		Pro forma combined
Net sales	$—	$795,705	$—		$795,705
Cost of sales	—	637,936	—		637,936
Gross margin	—	157,769	—		157,769
Operating expenses
Plant	—	42,652	2,488	(1)	45,140
Delivery	—	23,710	—		23,710
Selling	—	13,790	—		13,790
Formation and operating costs	994	—	—		994
Amortization of intangible assets	—	—	7,983	(1)	7,983
Administrative and general	—	25,917	(7,062	)(2)	18,855
	994	106,069	3,409		110,472
Operating income	(994)	51,700	(3,409)		47,297
Interest income, net	(4,259)	—	4,259	(3)	—
Interest expense, net	—	(656)	43,612	(4)	42,956
Share in income of joint venture	—	(255)	—		(255)
	(4,259)	(911)	47,871		42,701
Income before income taxes	3,265	52,611	(51,280)		4,596
Income taxes	1,258	18,073	(17,814	)(5)	1,517
Net income	$2,007	$34,538	$(33,466)		$3,079

Notes to unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2007

Note 1

Represents the change in depreciation and amortization from purchase accounting adjustments, assuming the Transactions occurred on January 1, 2006. The depreciation and amortization are calculated on a straight line basis assuming a useful life of 30 years, 12 years, two years and 15 years for buildings, customer relationships, non-compete agreements and all other property, plant and equipment, respectively.

Plant depreciation	$2,488
Amortization—intangible assets	7,983
Total	$10,471

Note 2

Adjustment to eliminate non-recurring compensation expense related to certain senior management that are anticipated to leave Novamerican immediately after closing of the Acquisition, to reflect Symmetry’s projected administrative and general expenses incurred as if the Acquisition occurred as of January 1, 2006, to eliminate operating expenses relating to assets that will be sold or sold and leased back upon the consummation of the Acquisition as part of the Novamerican asset sales and the sale leaseback, to add the lease payment for the property subject to the sale leaseback and to eliminate transaction costs incurred by Novamerican in connection with the Transactions.

Administrative and general expenses—compensation	$(5,833)
Administrative and general expenses—Symmetry projected costs	2,000
Administrative and general expenses—operating expenses for assets sold, net	(2,143)
Administrative and general expenses—Novamerican incurred transaction costs	(1,086)
Total	$(7,062)

Note 3

To eliminate interest income earned on cash accounts and the Trust Account through September 30, 2007, which would have been applied to the Acquisition as of January 1, 2006.

Interest income—Trust Account	$4,181
Interest income—operating cash account	78
Total	$4,259

Note 4

To reflect interest expense in respect of new debt financing which would have been applied to the financing of the Acquisition as of January 1, 2006 and related fees on such debt as if obtained at January 1, 2006, to reflect amortization of deferred financing fees into interest expense as if the Transactions occurred January 1, 2006 and to reverse Novamerican’s interest expense on debt, which would have been repaid upon the closing of the Transactions as of January 1, 2006.

Interest expense—new debt financing	$41,097
Financing fees	1,859
Interest income, net—historical Novamerican	656
Total	$43,612

Note 5

To eliminate the provision for income taxes on interest income described in Note 3 and to adjust the provision for income taxes for the effect of pro forma income for the twelve months ended September 30, 2007.

Income tax expense	$(17,814)
Total	$(17,814)

Unaudited pro forma condensed consolidated

statement of operations

for the year ended December 31, 2006

	Symmetry Dec. 31, 2006	Novamerican Nov. 25, 2006	Pro forma adjustments		Pro forma combined
Net sales	$—	$840,798	$—		$840,798
Cost of sales	—	655,659	—		655,659
Gross margin	—	185,139	—		185,139
Operating expenses
Plant	—	45,233	2,488	(1)	47,721
Delivery	—	25,586	—		25,586
Selling	—	13,886	—		13,886
Formation and operating costs	144	—	—		144
Amortization of intangible assets	—	—	7,983	(1)	7,983
Administrative and general	—	31,034	(5,882	)(2)	25,152
	144	115,739	4,589		120,472
Operating income	(144)	69,400	(4,589)		64,667
Interest income, net	—	—	—		—
Interest expense, net	4	1,139	41,671	(3)	42,814
Share in income of joint venture	—	(743)	—		(743)
	4	396	41,671		42,071
Income before income taxes	(148)	69,004	(46,260)		22,596
Income taxes	—	24,706	(17,249	)(4)	7,457
Net income	$(148)	$44,298	$(29,011)		$15,139

Notes to unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006

Note 1

Represents the change in depreciation and amortization from purchase accounting adjustments, assuming the Transactions occurred on January 1, 2006. The depreciation and amortization are calculated on a straight line basis assuming a useful life of 30 years, 12 years, two years and 15 years for buildings, customer relationships, non-compete agreements and all other property, plant and equipment, respectively.

Plant depreciation	$2,488
Amortization—intangible assets	7,983
Total	$10,471

Note 2

Adjustment to eliminate non-recurring compensation expenses related to certain senior management that are anticipated to leave Novamerican immediately after closing of the Acquisition, to reflect Symmetry’s projected administrative and general expenses incurred as if the Transactions occurred as of January 1, 2006, to eliminate operating expenses relating to assets that will be sold or sold and leased back upon the consummation of the Acquisition as part of the Novamerican asset sales and the sale leaseback, and to add the lease payment for the property subject to the sale leaseback.

Administrative and general expenses—compensation	$(5,797)
Administrative and general expenses—operating expenses for assets sold, net	(2,085)
Administrative and general expenses—Symmetry projected costs	2,000
Total	$(5,882)

Note 3

To reflect interest expense in respect of new debt financing which would have been applied to the financing of the Acquisition as of January 1, 2006, and related fees on such debt as if obtained at January 1, 2006, to reflect amortization of deferred financing fees into interest expense as if the Transactions occurred January 1, 2006 and to reverse Novamerican interest expense on debt, which would have been repaid upon the closing of the Transactions as of January 1, 2006.

Interest expense—new debt financing	$40,955
Financing fees	1,859
Interest expense—historical Symmetry	(4)
Interest expense, net—historical Novamerican	(1,139)
Total	$41,671

Note 4

To adjust the provision for income taxes for the effect of pro forma income for the year ended December 31, 2006.

Income tax expense	$(17,249)
Total	$(17,249)

Unaudited pro forma condensed consolidated

statement of operations

for the nine months ended September 30, 2007

	Symmetry Sept. 30, 2007	Novamerican Aug. 25, 2007	Pro forma adjustments		Pro forma combined
Net sales	$—	$591,117	$—		$591,117
Cost of sales	—	478,295	—		478,295
Gross margin	—	112,822	—		112,822
Operating expenses
Plant	—	31,742	1,866	(1)	33,608
Delivery	—	17,964	—		17,964
Selling	—	10,480	—		10,480
Formation and operating costs	945	—	—		945
Amortization of intangible assets	—	—	5,988	(1)	5,988
Administrative and general	—	19,717	(4,119	)(2)	15,598
	945	79,903	3,735		84,583
Operating income	(945)	32,919	(3,735)		28,239
Interest income, net	(4,261)	—	4,261	(3)	—
Interest expense, net	—	(918)	33,141	(4)	32,223
Share in income of joint venture	—	(133)	—		(133)
	(4,261)	(1,051)	37,402		32,090
Income before income taxes	3,316	33,970	(41,137)		(3,851)
Income taxes	1,258	11,349	(13,878	)(5)	(1,271)
Net Income	$2,058	$22,621	$(27,259)		$(2,580)

Notes to unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007

Note 1

Represents the change in depreciation and amortization from purchase accounting adjustments, assuming the Transactions occurred on January 1, 2006. The depreciation and amortization are calculated on a straight line basis assuming a useful life of 30 years, 12 years, two years and 15 years for buildings, customer relationships, non-compete agreements and all other property, plant and equipment, respectively.

Plant depreciation	$1,866
Amortization—intangible assets	5,988
Total	$7,854

Note 2

Adjustment to eliminate non-recurring compensation expenses related to certain senior management that are anticipated to leave Novamerican immediately after closing of the Acquisition, to reflect Symmetry’s projected administrative and general expenses incurred as if the Transactions occurred as of January 1, 2006, to eliminate operating expenses relating to assets that will be sold or sold and leased back upon the consummation of the Acquisition as part of the Novamerican asset sales and the sale leaseback, to add the lease payment for the property subject to the sale leaseback and to eliminate transaction costs incurred by Novamerican.

Administrative and general expenses—compensation	$(3,122)
Administrative and general expenses—Symmetry projected costs	1,500
Administrative and general expenses—operating expenses for assets sold, net	(1,411)
Administrative and general expenses—Novamerican incurred transaction costs	(1,086)
Total	$(4,119)

Note 3

To eliminate interest income earned on cash accounts and the Trust Account through September 30, 2007, which would have been applied to the Acquisition as of January 1, 2006.

Interest income—Trust Account	$4,181
Interest income—operating cash account	80
Total	$4,261

Note 4

To reflect interest expense in respect of new debt financing which would have been applied to the financing of the Acquisition as of January 1, 2006, and related fees on such debt as if obtained at January 1, 2006, to reflect amortization of deferred financing fees into interest expense as if the Transactions occurred January 1, 2006 and to reverse Novamerican’s interest expense on debt, which would have been repaid upon the closing of the Transactions as of

January 1, 2006.

Interest expense—new debt financing	$30,830
Financing fees	1,393
Interest income, net—historical Novamerican	918
Total	$33,141

Note 5

To eliminate the provision for income taxes on interest income described in Note 3 and to adjust the provision for income taxes for the effect of pro forma income for the nine months ending September 30, 2007.

Income tax expense	$(13,878)
Total	$(13,878)

Unaudited pro forma condensed consolidated

statement of operations

for the nine months ended September 30, 2006

	Symmetry Sept. 30, 2006	Novamerican Aug. 26, 2006	Pro forma adjustments		Pro forma combined
Net sales	$—	$636,210	$—		$636,210
Cost of sales	—	496,016	—		496,016
Gross margin	—	140,194	—		140,194
Operating expenses
Plant	—	34,326	1,866	(1)	36,192
Delivery	—	19,840	—		19,840
Selling	—	10,576	—		10,576
Formation and operating costs	95	—	—		95
Amortization of intangible assets	—	—	5,988	(1)	5,988
Administrative and general	—	24,832	(2,939	)(2)	21,893
	95	89,574	4,915		94,584
Operating income	(95)	50,620	(4,915)		45,610
	—
Interest income, net	—	—	—		—
Interest expense, net	2	877	31,201	(3)	32,080
Share in income of joint venture	—	(621)	—		(621)
	2	256	31,201		31,459
Income before income taxes	(97)	50,364	(36,116)		14,151
Income taxes	—	17,982	(13,312	)(4)	4,670
Net income	$(97)	$32,382	$(22,804)		$9,481

Notes to unaudited pro forma condensed consolidated

statement of operations

for nine months ended September 30, 2006

Note 1

Represents the change in depreciation and amortization from purchase accounting adjustments, assuming the Transactions occurred on January 1, 2006. The depreciation and amortization are calculated on a straight line basis assuming a useful life of 30 years, 12 years, two years and 15 years for buildings, customer relationships, non-compete agreements and all other property, plant and equipment, respectively.

Plant depreciation	$1,866
Amortization—intangible assets	5,988
Total	$7,854

Note 2

Adjustment to eliminate non-recurring compensation expenses related to certain senior management that are anticipated to leave Novamerican immediately after closing of the Acquisition, to reflect Symmetry’s projected administrative and general expenses incurred as if the Acquisition occurred as of January 1, 2006, to eliminate operating expenses relating to assets that will be sold or sold and leased back upon the consummation of the Acquisition and to add the lease payment for the property subject to the sale leaseback.

Administrative and general expenses—compensation	$(3,086)
Administrative and general expenses—operating expense for assets sold, net	(1,353)
Administrative and general expenses—Symmetry projected costs	1,500
Total	$(2,939)

Note 3

To reflect interest expense in respect of new debt financing which would have applied to the financing of the Acquisition as of January 1, 2006, and related fees on such debt as if obtained at January 1, 2006, to reflect amortization of deferred financing fees into interest expense as if the Transactions occurred January 1, 2006 and to eliminate Novamerican interest expense on debt, which would have been repaid upon the closing of the Transactions as of January 1, 2006.

Interest expense—new debt financing	$30,687
Financing fees	1,393
Interest expense—historical Symmetry	(2)
Interest expense, net—historical Novamerican	(877)
Total	$31,201

Note 4

To adjust the provision for income taxes for the effect of pro forma income for the nine month period ended September 30, 2006.

Income tax expense	$(13,312)
Total	$(13,312)

Selected historical financial information

and other data of Novamerican

The following table presents Novamerican’s selected historical financial data as of and for the periods presented. The selected historical data as of November 25, 2006 and November 26, 2005 and for each of the years ended November 25, 2006, November 26, 2005 and November 27, 2004 has been derived from Novamerican’s audited financial statements and related notes thereto. The selected historical data as of November 27, 2004, November 29, 2003 and November 30, 2002 and for each of the years ended November 29, 2003 and November 30, 2002 has also been derived from Novamerican’s audited financial statements and related notes thereto. The selected historical data as of August 25, 2007 and for each of the nine month periods ended August 25, 2007 and August 26, 2006 has been derived from Novamerican’s unaudited financial statements and related notes thereto. Such unaudited financial information has been prepared on a basis consistent with Novamerican’s audited financial information and reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The information is only a summary and should be read in conjunction with the historical consolidated financial statements of Novamerican and related notes. The historical results included below and elsewhere in this document are not indicative of future performance. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	Year Ended(1)					Nine Months Ended(1)
(In thousands of U.S. dollars)	Nov. 25, 2006	Nov. 26, 2005	Nov. 27, 2004	Nov. 29, 2003	Nov. 30, 2002	Aug. 25, 2007	Aug. 26, 2006
						(unaudited)
Statement of Operations Data:
Net sales	$840,798	$834,689	$768,627	$507,067	$465,501	$591,117	$636,210
Cost of sales	655,659	664,134	543,503	400,825	351,229	478,295	496,016
Gross margin	185,139	170,555	225,124	106,242	114,272	112,822	140,194
Operating expenses	115,739	110,469	107,237	83,228	79,720	79,903	89,574
Operating income	69,400	60,086	117,887	23,014	34,552	32,919	50,620
Interest expense, net	1,139	3,892	4,886	5,144	5,062	(918)	877
Share in income of joint venture(2)	(743)	(720)	(312)	(545)	(708)	(133)	(621)
Income before income taxes	69,004	56,914	113,333	18,415	30,198	33,970	50,364
Income taxes	24,706	19,976	40,422	5,333	10,080	11,349	17,982
Net income	$44,298	$36,938	$72,911	$13,082	$20,118	$22,621	$32,382

	Year Ended(1)					Nine Months Ended(1)
(In thousands of U.S. dollars, except percentages and tons sold and processed)	Nov. 25, 2006	Nov. 26, 2005	Nov. 27, 2004	Nov. 29, 2003	Nov. 30, 2002	Aug. 25, 2007	Aug. 26, 2006
						(unaudited)
Other Financial and Operating Data:
Depreciation and amortization	$10,697	$9,936	$8,680	$6,962	$6,228	$7,947	$7,892
Capital expenditures	$22,581	$5,359	$9,056	$25,140	$13,512	$10,474	$7,246
Tons sold and processed (unaudited):
Direct sales	887,000	925,000	926,000	878,000	881,000	624,000	680,000
Toll processing	862,000	1,009,000	901,000	794,000	737,000	457,000	667,000
Total	1,749,000	1,934,000	1,827,000	1,672,000	1,618,000	1,081,000	1,347,000

	As of
(In thousands of U.S. dollars)	Nov. 25, 2006	Nov. 26, 2005	Nov. 27, 2004	Nov. 29, 2003	Nov. 30, 2002	Aug. 25, 2007
						(unaudited)
Balance Sheet Data:
Current assets	$345,408	$321,208	$312,666	$189,709	$164,775	$333,385
Current liabilities	121,911	106,803	132,435	101,603	77,970	83,782
Working capital	223,497	214,405	180,231	88,106	86,805	249,603
Total assets	469,047	441,583	436,667	312,656	271,705	465,038
Total debt	41,800	47,536	65,063	76,525	73,073	—

(1)           Novamerican’s fiscal year end is the last Saturday of November. The fiscal years ended November 25, 2006, November 26, 2005, November 27, 2004 and November 29, 2003 included 52 weeks of operations, whereas the fiscal year ended November 30, 2002 included 53 weeks of operations. The nine months ended August 25, 2007 and August 26, 2006 consisted of 39 weeks and ended the last Saturday in August.

(2)           Novamerican holds a 60% equity interest and a 50% voting interest in a joint venture that processes carbon steel into tubing. This interest is accounted for by the equity method.

Outlook

We believe that the bottom of the current steel price cycle occurred in August 2007. U.S. steel service center flat rolled inventories continued declining through August 2007 to historical lows, typically a leading indicator of future increases in shipping volumes. Recently announced price increases in steel coil and structural tubing typically indicate a demand growth trend that should begin to benefit the Company in the fiscal fourth quarter. Potential trade action relating to unfairly subsidized pipe imports from China is beginning to generate more buying interest in North American pipe and tube supply. We also believe that weakness in the U.S. dollar will have a positive effect on U.S. exports which should increase demand for North American steel. In addition, the lower value of the U.S. dollar will make it more difficult for imported steel to be competitive in North America. We have begun to realize improvements in volume as a result of these trends in the fourth quarter, and expect to further realize improvements in pricing in the next fiscal year. We expect our results of operations for the fourth quarter of fiscal year 2007 to be consistent with the third quarter of 2007 but down relative to the fourth quarter of fiscal year 2006. Given the possible impact on our markets of interest rates and exchange rates, as well as global events and economic factors, it is difficult to accurately forecast demand and therefore future results.

Forward-Looking Statements

This filing and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Symmetry, Novamerican, the proposed transaction and their combined business after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Symmetry’s management, are subject to risks and uncertainties (including those described in Symmetry’s and Novamerican’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements.  In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  The reader is cautioned not to rely on these forward-looking statements. Symmetry disclaims any obligation to update these forward-looking statements. This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY HOLDINGS INC.

Date: October 29, 2007	By:
Corrado De Gasperis
Chief Executive Officer